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                                                                  Exhibit 4.3




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                         WESTINGHOUSE AIR BRAKE COMPANY

                                     Issuer

                                       AND

                              THE BANK OF NEW YORK
                                     Trustee



                             ----------------------

                          FIRST SUPPLEMENTAL INDENTURE

                             ----------------------



                           Dated as of March 21, 1997

                                  $100,000,000

                          9-3/8% Senior Notes Due 2005


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                     FIRST SUPPLEMENTAL INDENTURE (hereinafter, the "First
Supplemental Indenture"), dated as of March 21, 1997, between Westinghouse Air Brake Company, a Delaware corporation, as Issuer (the "Company") and The Bank of New York, a New York banking corporation, as Trustee (the "Trustee").

                  A. The Company has executed and delivered to the Trustee an Indenture dated as of June 20, 1995 (the "Indenture"), providing for the issuance of $100,000,000 principal amount of the Company's 9-3/8% Senior Notes due 2005 (the "Senior Notes").

                  B. The Company desires to amend the Indenture in accordance with Article 9 thereof as follows, which amendments have been authorized by a majority of the holders of the outstanding Senior Notes in accordance with
Section 9.2 of the Indenture.

                  C. The Company has executed and delivered to the Trustee (i) resolutions by the board of directors of the Company authorizing the execution of the First Supplemental Indenture and (ii) evidence of receipt by the Company of the requisite consents of the Senior Note holders pursuant to Section 9.2 of the Indenture.

                  D. The Company has executed and delivered to the Trustee (i) an officers' certificate and (ii) an opinion from the Company's counsel as conclusive evidence that the First Supplemental Indenture is permitted by the Indenture, not inconsistent with the Indenture and valid and binding upon the Company in accordance with its terms pursuant to Section 9.6 if the Indenture.


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                  In consideration of the foregoing and for other good and
valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee hereby amend the Indenture as follows:

                  1. Section 4.11(b) is hereby amended by deleting the word "and" at the end of clause (vi) thereto, deleting "." at the end of clause (vii) thereto, inserting ";" at the end of clause (vii) thereto, and adding the following new clauses (viii) and (ix):

                  (viii) the redemption of up to 4,000,000 shares of Common Stock from Scandinavian Incentive Holdings, B.V. on or prior to April 30, 1997 at an aggregate price that, together with Restricted Payments otherwise permitted under Section 4.11(a), would not exceed $44,000,000; provided, however, that Restricted Payments made pursuant to this clause (viii) shall be included in the calculation of Restricted Payments for all purposes under Section 4.11(a)(3); and

                  (ix) up to an aggregate amount of $2,000,000 of additional Restricted Payments from and after the effective date of the First Supplemental Indenture to this Indenture until such time as the Company has the authority under Section 4.11(a) to make such Restricted Payments; provided, however, that Restricted Payments made pursuant to this clause (viii) shall be included


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                  in the calculation of Restricted Payments for all purposes under Section 4.11(a)(3).

                  2. For all purposes of this First Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires, the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture.

                  3. Except as hereby expressly amended, the Indenture and the Senior Notes issued thereunder are in all respects ratified and confirmed and all terms, conditions and provisions thereof shall remain in full force and effect.

                  4. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Senior Notes theretofore or hereafter authenticated and delivered shall be bound hereby.

                  5. This First Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

                  6. This First Supplemental Indenture shall be governed by the laws of the State of New York, without regard to conflicts of law principles thereof.

                  7. This First Supplemental Indenture shall become effective upon execution by the Company and the Trustee in accordance with the terms of the Indenture; however, the amendments to the Indenture set forth in this First Supplemental Indenture shall not become operative until the Company has deposited with the Trustee sufficient immediately available funds to make payments equal to $15.00 for each $1,000 principal amount of Senior Notes held by Holders who have delivered to the Trustee prior to 12:00 p.m., New York City time, on March 19, 1997 valid and unrevoked consents in form and substance satisfactory to the Company and the Trustee.



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                  IN WITNESS WHEREOF, the parties have caused this First
Supplemental Indenture to be duly executed as of the date and year first written above.



                                        ISSUER

                                        WESTINGHOUSE AIR BRAKE COMPANY


                                        By:  /s/ ROBERT J. BROOKS
                                             -------------------------------
                                        Title:  Vice President and Secretary
                                                ----------------------------


                                        TRUSTEE

                                        THE BANK OF NEW YORK


                                        By:  /s/ LUCILLE P. FIRRINCIELI
                                             ------------------------------
                                        Title:  Assistant Vice President
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